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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 18, 2005

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Delaware

(State or other jurisdiction of incorporation)

1-11605 (Commission File Number)	No. 95-4545390 I.R.S. Employer Identification No.

500 South Buena Vista Street Burbank, California (Address of principal executive offices)	91521 (Zip code)

(818) 560-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 18, 2005, the Board of Directors of the Registrant amended the Registrant’s Bylaws to add a new Section 7 to Article V generally prohibiting repurchase of any equity securities of the Registrant at above-market prices from any holder of more than 2% of the Registrant’s voting securities unless the repurchase is pursuant to an offer made to all shareholders or is approved by a majority of shares cast by shareholders. The Bylaws of the Registrant as amended are set forth as Exhibit 3.1 to this report and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 18, 2005, the Board of Directors of the Registrant amended its Corporate Governance Guidelines so that any director who receives a “withhold” vote from a majority of the votes cast for his or her election will be required to submit to the Board a letter of resignation for consideration by the Board’s Governance and Nominating Committee. The Committee would then make a recommendation regarding the resignation to the Board. The Corporate Governance Guidelines as amended are set forth on the Registrant’s Investor Relations website.

Item 9.01 Exhibits

Exhibit 3.1 Amended and Restated Bylaws of the Registrant, as amended August 18, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Vice President, Counsel

Dated:	August 18, 2005

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